Exhibit 99.1

NEWS RELEASE

Noble Energy Announces Management Succession Plan

HOUSTON, April 15, 2014 -- Noble Energy, Inc. (NYSE: NBL) today announced that Charles D. Davidson, Chairman and Chief Executive Officer, plans to retire May 1, 2015, and that he will leave the Board of Directors at that time. Mr. Davidson, age 64, has served as Chief Executive Officer and Director since joining the Company in 2000. The Board announced that it will propose the election of David L. Stover as a Director at its April 22, 2014 organizational meeting following the Annual Meeting, and that it intends to appoint Mr. Stover as Chief Executive Officer in October 2014. Mr. Davidson will serve as the Company's Chairman until the 2015 Annual Meeting. Mr. Stover, age 56, currently serves as the Company's President and Chief Operating Officer.
"Noble Energy has an exciting future that has been created over many years by an incredibly deep and talented organization," said Davidson. "I am announcing my plans to retire next year with full confidence that the team led by Dave Stover will successfully deliver our exceptionally strong growth plan over the coming years. Dave has played a key role in Noble Energy's success in recent years and has all the necessary skills to lead the Company to even greater performance in the future. While it will be extremely difficult for me to leave my fellow employees at Noble Energy, I will leave knowing that the time is right and that the Board has thoroughly planned for this leadership transition and succession."
"Under Chuck's leadership Noble Energy has been transformed into a highly successful global exploration and production company," said Michael Cawley, Noble Energy's Lead Independent Director. "He will be greatly missed when he retires, but executive succession planning has been a focus of Noble Energy's Board of Directors for many years. Today's announcement that Dave Stover will become Noble Energy's next CEO reflects the Board's extensive planning and confidence that Dave is the right leader for the future Noble Energy. With implementation of the succession plan stretching over 12 months, we anticipate this to be a smooth and seamless transition."
Mr. Stover was elected President and Chief Operating Officer of Noble Energy in April 2009. Prior to that, he served in several other executive positions following his joining the Company in 2002. Before joining Noble Energy, he was employed by BP America, Inc., Vastar Resources and Atlantic Richfield. He holds a bachelor's degree in petroleum and natural gas engineering from Pennsylvania State University and has approximately 35 years of industry experience.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company has core operations onshore in the U.S., primarily in the DJ Basin and Marcellus Shale, in the deepwater Gulf of Mexico, offshore Eastern Mediterranean, and offshore West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Further information is available at www.nobleenergyinc.com.
This news release contains certain "forward-looking statements" within the meaning of federal securities law. Words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the ability of management to execute its plans to meet its goals, competition, government regulation or other actions, and other risks inherent in Noble Energy's business that are discussed in its most recent annual report on Form 10-K and in other reports on file with the Securities and Exchange Commission. These reports are also available from Noble Energy's offices or website, http://www.nobleenergyinc.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.